PROFIRE ENERGY, INC. AMENDED AND RESTATED BYLAWS APRIL 30, 2020

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AMENDED AND RESTATED BYLAWSOF PROFIRE ENERGY, INC.
Adopted by the Board of Directors effective April 30, 2020.
Article 1. Stockholders’ Meetings
a.Place of Meetings
. Meetings of the stockholders shall be held at such place, either within or without the State of Nevada, as the board of directors shall determine. Rather than holding a meeting at any designated place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, as amended from time to time (the “Nevada Corporation Law”).
b.Annual Meeting
. The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time as the board of directors shall determine.
c.Special Meetings
. Special meetings of the stockholders for any purpose or purposes may be called by the board of directors. No other person or persons may call a special meeting. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.
d.Remote Communications
. The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Nevada Corporation Law. The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting.
e.Notice of Meetings
. Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the Nevada Corporation Law, notice shall be given at least 10 days but not more than 60 days before the date of the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Nevada Corporation Law. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records. If given by a form of electronic transmission, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Nevada Corporation Law. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.
f.Quorum
. The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum. Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of a majority of the voting power of each such class or series shall also be required to constitute a quorum. In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 1.7 until a quorum shall be present. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.
g.Adjournment of Meetings
. Either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time. At any adjourned meeting the stockholders may transact any business that they might have transacted at the original meeting. Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 60 days or if after the adjournment a new record date is fixed for the adjourned meeting.
h.Voting List

. The secretary of the corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at a meeting showing each stockholder’s address and number of shares. This voting list need not include electronic mail addresses or other electronic contact information for any stockholder nor need it contain any information with respect to beneficial owners of the shares of stock owned although it may do so. The voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the corporation’s principal place of business. If the list is made available on an electronic network, the corporation may take reasonable steps to ensure that it is available only to stockholders. If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place for the entire duration of the meeting. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network for the entire duration of the meeting. In either case, any stockholder may inspect the voting list at any time during the meeting.
i.Vote Required
. Subject to the provisions of the Nevada Corporation Law requiring a higher level of votes to take certain specified actions and to the terms of the corporation’s articles of incorporation that set special voting requirements, action by the stockholders is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Notwithstanding Section 78.330(1) of the Nevada Revised Statutes, at any meeting of stockholders during which directors are to be elected, each director nominee for election in an Uncontested Election (as hereinafter defined) shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than Uncontested Elections, the nominees for election as a director shall be elected by a plurality of the votes cast.

For purposes of this Paragraph 1.9, an “Uncontested Election” means any meeting of stockholders at which directors are to be elected and the number of nominees does not exceed the number of directors to be elected and with respect to which (i) no stockholder has submitted notice to nominate a candidate for election at such meeting in accordance with Paragraph 1.16 of this Article, or (ii) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been (1) withdrawn in writing to Secretary of Corporation, (2) determined not to be valid notice of nominations, with such determination to be made by the Board of Directors (or a committee thereof), or if challenged in court, by a final court order, or (3) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

j.Chairperson; Secretary

. The following people shall serve as chairperson and preside over any meeting of the stockholders: a person designated by the board of directors, or, in the absence of a person designated by the board of directors, the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer if the chief executive officer is also a director, or, in the absence of all of the foregoing persons, a person chosen by the stockholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
k.Rules of Conduct
. The board of directors or the chairperson may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate including, without limitation, rules, regulations and procedures regarding participation in the meeting by means of remote communication. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, rules that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to stockholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.
l.Inspectors of Elections
. The board of directors or the chairperson of a stockholders’ meeting may appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Inspectors may be officers, employees or agents of the corporation. Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. At the request of the chairperson of the meeting, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter determined by the inspector or inspectors.
m.Record Date
. If the corporation proposes to take any action for which the Nevada Corporation Law would permit it to set a record date, the board of directors may set such a record date as provided under the Nevada Corporation Law.
n.No Action by Written Consent
. Any action required or permitted to be taken at a meeting of the stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Nevada Corporation Law and these bylaws and may not be taken by written consent without a meeting.
o.Advance Notice of Stockholder Business
. Only business that has been properly brought before the meeting may be conducted at an annual meeting of the stockholders. To be properly brought before an annual meeting, business must be:
(i)specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors,
(ii)otherwise properly brought before the meeting by or at the direction of the board of directors, or
(iii)a proper matter for stockholder action under the Nevada Corporation Law that has been properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.15 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 1.15.
For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must:
(i)in the case of a proposal submitted for inclusion in the corporation’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meet the deadline for proposals submitted under such rule, or
(ii)in the case of all other matters, be delivered to or mailed and received by the secretary of the corporation at the corporation’s principal executive offices not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.
To be in proper form, a stockholder’s notice shall be in writing and shall set forth:
(i)the name and record address of the stockholder who intends to propose the business, the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder or any Associated Person (as defined below) of such stockholder and any other direct or indirect positions, agreements or understandings to which such stockholder or any Associated Person of such stockholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation;
(ii)a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;
(iii)a complete description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(iv)any material interest of the stockholder or any Associated Person of such stockholder in such business including any agreements the stockholder or any Associated Person of such stockholder may have with others in connection with such business; and
(v)any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.
If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the secretary of the corporation at the corporation's principal executive offices.
For purposes of this Section 1.15 and Section 1.16, “Associated Person” of any stockholder or proposed nominee shall mean (i) any member of the immediate family of such stockholder or proposed nominee sharing the same household with such stockholder or proposed nominee; (ii) any person controlling, controlled by, or under common control with, such stockholder or proposed nominee; (iii) any person acting in concert or as part of a group (within the meaning of the Exchange Act and the regulations promulgated thereunder) with such stockholder or proposed nominee; or (iv) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder or proposed nominee.
In order to include information with respect to a stockholder proposal in the corporation’s proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder in addition to the requirements of this Section 1.15.
No business shall be conducted at the annual meeting of the stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.15. The chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.
1.16 Advance Notice of Director Nominations

. Only business persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the articles of incorporation with respect to the right of holders of a class of preferred stock of the corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of the stockholders, or any special meeting of the stockholders called for the purpose of electing directors, nominations for the election of a director must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) made by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.16 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 1.16.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the corporation’s principal executive offices, in the case of an annual meeting, in accordance with the provisions set forth in Section 1.15, and, in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.
To be in proper form, a stockholder’s notice shall be in writing and shall set forth:
(i)as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person or any Associated Person of the person, (D) any other direct or indirect positions, agreements or understandings to which such person or any Associated Person of such person is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation, (E) a description of all arrangements, understandings or material relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected and a completed questionnaire concerning such person’s business experience, beneficial ownership, relationships and transactions with the corporation, independence and other matters typically contained in the corporation’s questionnaire for directors and officers); and

(ii)as to such stockholder giving notice, the information required to be provided pursuant to Section 1.15.
If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the secretary of the corporation at the corporation's principal executive offices.
Subject to the rights of any holders of a class of preferred stock of the corporation, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.16. If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Article 2. Directors
a.Number and Qualifications
. The board of directors shall consist of such number as may be fixed from time to time by resolution of the board of directors. Directors need not be stockholders.

b.Term of Office
. Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.
c.Resignation
. A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies, and the remaining directors agree, that it is to be effective at some later time or upon the occurrence of some specified later event.
d.Vacancies
. Any vacancy in the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. If the corporation at the time has outstanding any classes or series or class or series of stock that have or has the right, alone or with one or more other classes or series or class or series, to elect one or more directors, then any vacancy in the board of directors caused by the death, resignation or removal of a director so elected shall be filled only by a vote of the majority of the remaining directors so elected, by a sole remaining director so elected or, if no director so elected remains, by the holders of those classes or series or that class or series. A director appointed by the board of directors shall hold office for the remainder of the term of the director he or she is replacing.
e.Regular Meetings
. The board of directors may hold regular meetings without notice at such times and places as it may from time to time determine, provided that notice of any such determination shall be given to any director who is absent when such a determination is made. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the stockholders.
f.Special Meetings
. Special meetings of the board of directors may be called by the chairperson of the board of directors, the chief executive officer or by one-third of the directors. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.
g.Notice
. Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any director who attends a meeting without objecting prior to the meeting or at its commencement to the lack of notice to that director. A notice of meeting need not specify the purposes of the meeting.
h.Quorum
. A majority of the directors in office at the time shall constitute a quorum. In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.
i.Vote Required
. The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.
j.Chairperson; Secretary

. If the chairperson and the vice chairperson are not present at any meeting of the board of directors, or if no such officers have been elected, then the board of directors shall choose a director who is present at the meeting to preside over it. The chairperson may appoint any person to act as secretary of the meeting including without limitation the secretary or any assistant secretary.
k.Use of Communications Equipment
. Subject to compliance with the requirements set forth in the Nevada Corporation Law, the corporation shall provide directors a reasonable opportunity to participate in meetings of the board of directors or any committee of the board of directors by means of conference telephone, electronic communications, videoconferencing, or other available technology. Participation in a meeting in this manner shall constitute presence in person at the meeting.
l.Action Without a Meeting
. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors (except for one or more directors who abstain in accordance with the Nevada Corporation Law) consent to the action in writing. The writing or writings shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee. When consenting to an action in writing, the directors may deliver such written consent in any manner, including without limitation by electronic communication or through the use of any other technology, that is permitted under the Nevada Corporations Law or any regulation adopted by the Secretary of State of the State of Nevada.
m.Compensation of Directors
. The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees.
n.Committees
. The board of directors may designate one or more committees, each of which shall consist of one or more directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee shall, to the extent provided in a resolution of the board of directors, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

o.Chairperson and Vice Chairperson of the Board
. The board of directors may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the stockholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.
Article 3. Officers
a.Offices Created; Qualifications; Election
. The corporation shall have a chief executive officer, a president, a chief financial officer, a secretary, a treasurer and such other officers, if any, as the board of directors from time to time may appoint. Any officer may be, but need not be, a director or stockholder. The same person may hold any two or more offices. The board of directors may elect officers at any time.
b.Term of Office
. Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.
c.Removal of Officers
. Any officer may be removed from office at any time, with or without cause, by the board of directors.
d.Resignation
. An officer may resign at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies, and the board agrees, that it is to be effective at some later time or upon the occurrence of some specified later event.
e.Vacancies
. A vacancy in any office may be filled by the board of directors.
f.Compensation
. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

g.Powers
. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held.
h.Chief Executive Officer
. The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.
i.President
. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a chief executive officer, the president shall be the chief executive officer. If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.
j.Vice Presidents
. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.
k.Chief Financial Officer
. The chief financial officer shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the board of directors or the chief executive officer may assign.
l.Chief Operating Officer

. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the board of directors or the chief executive officer may assign.
m.Treasurer
. The treasurer shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations. The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request. In the absence or disability of the chief financial officer, the treasurer shall be the chief financial officer.
n.Assistant Treasurers
. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.
o.Secretary
. The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors. The secretary shall record the proceedings of the stockholders and the board of directors, including all actions by written consent, in a book or series of books to be kept for that purpose. The secretary shall perform like duties for any committee of the board of directors if the committee so requests. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the stock and transfer records of the corporation. The secretary shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.
p.Assistant Secretaries
. The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.
Article 4. Capital Stock
a.Stock Certificates
. The corporation’s shares of stock shall be represented by certificates, provided that the board of directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Shares of stock represented by certificates shall be in such form as shall be approved by the board of directors. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chairperson or vice chairperson, if any, of the board of directors, the chief executive officer, president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
b.Registration; Registered Owners
. The name of each person owning a share of the corporation’s capital stock shall be entered on the books of the corporation together with the number of shares owned, the date or dates of issue and the number or numbers of the certificate or certificates, if any, covering such shares. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.
c.Stockholder Addresses
. It shall be the duty of each stockholder to notify the corporation of the stockholder’s address.
d.Transfer of Shares
. Registration of transfer of shares of the corporation’s stock shall be made only on the books of the corporation at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the corporation) and upon surrender of the certificate or certificates representing those shares, if in certificated form, properly endorsed or accompanied by a duly executed stock power. The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

e.Lost, Stolen, Destroyed or Mutilated Certificates
. The corporation may issue either a new stock certificate or uncertificated shares of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.
Article 5. General Provisions
a.Waiver of Notice
. Any stockholder or director may execute a written waiver of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the corporation. If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.
b.Fiscal Year
. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
c.Voting Stock of Other Organizations
. Except as the board of directors may otherwise designate, each of the chief executive officer and the treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the stockholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.
d.Corporate Seal
. The seal of the Corporation shall be in such form as may be approved by the board of directors or Secretary, which shall have the power to alter the same at its or his pleasure. The Corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
e.Amendment of Bylaws
. These bylaws may be altered, amended or repealed and new bylaws may be adopted either (i) by a majority of the board of directors or (ii) by the affirmative vote of at least 60% of the voting power of the shares of then outstanding voting stock of the corporation, voting together as a single class.

Article 6. Indemnification
a.Indemnification
. The corporation shall, to the fullest extent permitted by law and the articles of incorporation, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification under this Article (by means of legal action or otherwise).
b.Advancement of Expenses
. Upon written request from an Indemnified Person, the corporation may elect to pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action to the fullest extent permitted by law and the articles of incorporation. The corporation’s election to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the Nevada Corporation Law.
c.Non-Exclusivity
. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.
d.Heirs and Beneficiaries
. The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.
e.Effect of Amendment
. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.